Exhibit 99.1

ABERDENE MINES LIMITIED
Suite 1160-1040 West Georgia Street
Vancouver, B.C. V6E 4H1

FOR IMMEDIATE RELEASE

ABERDENE ENTERS INTO MINERAL PROPERTY NEGOTIATIONS

Vancouver, British Columbia, January 15, 2004, Aberdene Mines Limited (OTCBB:ABRM) today announced that it has entered into negotiations to acquire certain mineral properties in the United States. Further information will be made available upon the completion of the negotiations.

On behalf of the board of Directors

ABERDENE MINES LTD.

/s/ Hugh Grenfal
Hugh Grenfal, President and Director

For more information contact:

Reg Handford Aberdene Mines Limited Suite 1160 - 1040 West Georgia Street Vancouver, B.C. V6E 4H1 Tel: 604-605-0885 Email: regford@callinan.com

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

(i)   the inability of Aberdene to complete negotiations, of which there is no assurance; and

(ii)   the inability of Aberdene to achieve the financing required to pursue its plan of operations, of which there is no assurance.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.